Exhibit 99.1
Investor Contacts:
Karen Breen
Dan Campbell
Investor Relations
303-397-8592
303-397-8634
TeleTech Reports Third Quarter 2005 Financial Results
Achieves Record Quarterly Revenue of $274 Million;
Operating Margin Increases By 139 Percent From Last Quarter
Denver, Colo., November 2, 2005 — TeleTech Holdings, Inc. (Nasdaq: TTEC), a global provider of customer management and transaction-based business process outsourcing (BPO) services, today announced third quarter 2005 financial results. The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended September 30, 2005.
Business highlights include:
•	Several new client wins and key client renewals

•	Third quarter 2005 operating margin more than doubles from last quarter

•	Capacity utilization improves by 25 percent sequentially in shared client centers

•	International segment profitable before corporate allocations

•	Global profit improvement plans on track

•	Newgen’s operating loss reduced by nearly half from last quarter

•	Under construction for 1,500 new workstations in the Philippines

•	$63 million of common stock repurchased year-to-date through October 31, 2005

•	$52 million of international monies moved back to the U.S. resulting in no bank debt outstanding as of September 30, 2005

	Third Quarter	Second Quarter	Third Quarter
	2005	2005	2004
Financial Results (Unaudited)
Revenue	$274.3M	$253.9M	$258.3M
Operating income	$11.9M	$4.5M	$12.2M
Net income	$11.6M	$3.7M	$10.6M

GAAP EPS	$0.16	$0.05	$0.14
Non-GAAP EPS*	$0.08	$0.05	$0.14

Total stockholders’ equity	$305.7M	$297.9M	$300.3M

Other Financial Measures
Operating income margin	4.3%	1.8%	4.7%
Total debt to total stockholders’ equity	3.1%	10.1%	5.0%
Net cash*	$46.0M	$52.7M	$42.6M
EBITDA*	$24.6M	$18.0M	$24.0M
Free cash flow*	$7.4M	$11.0M	$37.3M
Days sales outstanding (DSOs)	62	56	57
*See attached reconciliation of Non-GAAP financial measures.
EXECUTIVE COMMENTARY
“We are pleased to report record revenue for the quarter and a significant improvement in our sequential operating margin,“ said Ken Tuchman, Chairman and Chief Executive Officer. “Our improved performance is the result of the work we completed over the last 36 months to fine tune every aspect of our global business. We remain committed to achieving our long-term goal of growing both revenue and operating margin to a run rate of $1.5 billion and 10 percent, respectively, by the end of 2007.”
“We continue to see increased demand for our services as current and prospective clients are increasingly focused on our unique capabilities given we deliver both innovative offerings and measurable results,” continued Tuchman. “During the past several months, TeleTech renewed or expanded existing client business estimated at $70 million annually and signed new client relationships estimated at $20 million annually in the financial services, communications, healthcare, and commercial industries. We are investing in an enhanced product suite that leverages our existing infrastructure and is actively being marketed to current and prospective clients. We continue to expand and grow existing client relationships given our high client satisfaction levels, and our prospects for new business around the globe remain strong.”
REVENUE
Third quarter 2005 revenue was a historic high of $274.3 million, a 6.2 percent increase compared to $258.3 million in the prior year quarter, and an 8.0 percent increase compared to $253.9 million for the last quarter. These increases are primarily attributable to higher revenue in North America and in certain international locations. Included in revenue for the North America segment is work TeleTech performed during the quarter on behalf of a large, U.S. government agency to assist in Gulf Coast hurricane relief efforts.
OPERATING INCOME
Third quarter 2005 income from operations was $11.9 million compared to $12.2 million for the prior year quarter. Included in the third quarter 2005 operating income is a litigation and claims charge of $2.9 million, the majority of which pertains to a legal judgment that the company is appealing and plans to vigorously contest. Included in the prior year quarter operating income was a benefit of $2.0 million related to the reduction of certain self-insurance reserves. Additional information regarding comparability to the prior year quarter is included in the Company’s September 2005 Quarterly Report on Form 10-Q.
Third quarter 2005 operating margin was 4.3 percent compared to 4.7 percent for the prior year quarter, and a meaningful increase over the 1.8 percent reported for the second quarter of 2005. Excluding the above mentioned items, the operating margin percentage for the third quarter 2005 and 2004 would have been 5.4 percent and 3.9 percent, respectively.
INCOME TAX EXPENSE
TeleTech recorded a net, one-time reduction to tax expense of $6.0 million during the third quarter 2005, which is the net of a one-time reversal of its $9.9 million U.S. deferred tax valuation allowance offset by a one-time increase to tax expense of $3.9 million related to the repatriation of foreign funds.
In the prior year quarter, TeleTech recorded a reduction to tax expense of $4.9 million related to various tax planning strategies.
During the fourth quarter 2005 and thereafter, the Company expects its effective tax rate will approximate 40 percent.
BALANCE SHEET, CASH FLOW AND LIQUIDITY
TeleTech ended the third quarter 2005 in a strong financial position with $55.5 million in cash and cash equivalents and no bank debt outstanding. Days sales outstanding (DSOs) were 62 days at the end of September, up from 56 days for the last quarter due in part to the ramp of a program on behalf of a U.S. government agency. Capital expenditures for the third quarter 2005 were $10.0 million versus $5.8 million during the year ago quarter as the Company has been expanding its capacity to meet client demand.
Earnings before interest, taxes, depreciation and amortization (EBITDA) and Free Cash Flow are two liquidity measures. Free Cash Flow is impacted by changes in working capital accounts and capital expenditures. EBITDA for the third quarter 2005 was $24.6 million, up 36.8 percent from $18.0 million for the last quarter and comparable to the prior year quarter. Free Cash Flow for the current quarter was down from both the last and prior year quarters due in part to (1) working capital used to launch and operate the U.S. government program as the company had not received payment for services rendered on that program as of quarter-end and (2) increased capital expenditures.

SHARE REPURCHASE
During the third quarter, TeleTech repurchased 1.6 million shares of its common stock for a total of $14.4 million. Year-to-date through October 31, 2005, TeleTech repurchased approximately 6.6 million shares for a total of $63 million, which is recorded as a reduction to stockholders’ equity.
FOURTH QUARTER 2005 OUTLOOK
TeleTech expects fourth quarter 2005 revenue to increase sequentially from the third quarter 2005. The Company also believes the operating results for its Database Marketing and Consulting segment, which represents 8 percent of its consolidated revenue, will approximate the third quarter 2005 results.
NON-GAAP FINANCIAL MEASURES
Pursuant to Regulation G as issued by the Securities and Exchange Commission, the attached tables provide a reconciliation of the differences between the Non-GAAP financial measures as discussed above including “Non-GAAP EPS”, “Net cash”, “EBITDA”, and “Free cash flow”, and TeleTech’s closest comparable financial measures in each case calculated in accordance with GAAP.
These Non-GAAP financial measures should be used in addition to, but not as a substitute for, the Company’s comparable GAAP financial measures. They are presented because TeleTech’s management uses this information when evaluating current results of operations, and believes this information provides the users of the financial statements with a useful comparison of TeleTech’s current results of operations with past and future periods.
SEC FILINGS
The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.
CONFERENCE CALL
TeleTech executive management will hold a conference call to discuss third quarter 2005 financial results on Thursday, November 3, 2005, at 11:00 a.m. Eastern Time. You are invited to join a live webcast of the call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay of the call will be available on the TeleTech website through Thursday, November 17, 2005.
ABOUT TELETECH
     TeleTech is a global business services company that provides a full range of front- to back-office outsourced solutions including customer management, BPO, and database marketing services to measurably enhance clients’ core customer management processes. TeleTech’s ability to create innovative strategies, combined with its global technology platform and delivery infrastructure, helps clients increase revenue, lower costs, and retain their customers around the world. TeleTech’s products and services, standardized processes, and recognized capabilities to implement complex global projects make the Company a valued partner for clients that include Global 1000 businesses and governments. TeleTech partners with clients to offer 150 languages, through its more than 40,000 employees, in 17 countries. For additional information, visit www.TeleTech.com.
FORWARD-LOOKING STATEMENTS
THIS PRESS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS RELATING TO FUTURE RESULTS. THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE TELETECH’S AND ITS SUBSIDIARIES’ ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS, INCLUDING BUT NOT LIMITED TO THE FOLLOWING: THE COMPANY’S BELIEF THAT IT’S CONTINUING TO SEE STRONG DEMAND FOR ITS SERVICES; ESTIMATED REVENUE FROM NEW OR EXPANDED CLIENT BUSINESS; THE BELIEF THAT THE PROSPECTS FOR NEW BUSINESS REMAIN STRONG; ACHIEVING THE COMPANY’S EXPECTED PROFIT IMPROVEMENT IN ITS INTERNATIONAL OPERATIONS; THE ABILITY TO CLOSE AND RAMP NEW BUSINESS OPPORTUNITIES THAT ARE CURRENTLY BEING PURSUED WITH EXISTING CLIENTS AND POTENTIAL CLIENTS; THE ABILITY FOR THE COMPANY TO EXECUTE ITS GROWTH PLANS, INCLUDING SALES OF NEW PRODUCTS (SUCH AS TELETECH ON DEMANDTM AND TELETECH IN CULTURETM); TO INCREASE PROFITABILITY VIA THE GLOBALIZATION OF ITS NORTH AMERICAN BEST OPERATING PRACTICES; TO ACHIEVE ITS YEAR-END 2007

FINANCIAL GOALS AND TARGETED COST REDUCTIONS; THE POSSIBILITY OF THE COMPANY’S DATABASE MARKETING AND CONSULTING SEGMENT NOT INCREASING REVENUE, LOWERING COSTS, ACHIEVING SIMILAR OPERATING RESULTS TO ITS THIRD QUARTER 2005 RESULTS, OR RETURNING TO HISTORIC LEVELS OF PROFITABILITY THEREAFTER; THE POSSIBILITY OF LOWER REVENUE OR PRICE PRESSURE FROM CLIENTS EXPERIENCING A DOWNTURN OR MERGER IN THEIR BUSINESS; GREATER THAN ANTICIPATED COMPETITION IN THE CUSTOMER CARE MARKET, CAUSING ADVERSE PRICING AND MORE STRINGENT CONTRACTUAL TERMS; RISKS ASSOCIATED WITH LOSING OR NOT RENEWING CLIENT RELATIONSHIPS, PARTICULARLY LARGE CLIENT AGREEMENTS, OR EARLY TERMINATION OF A CLIENT AGREEMENT; THE RISK OF LOSING CLIENTS DUE TO CONSOLIDATION IN THE INDUSTRIES WE SERVE; CONSUMERS’ CONCERNS OR ADVERSE PUBLICITY REGARDING THE PRODUCTS OF THE COMPANY’S CLIENTS; HIGHER THAN ANTICIPATED START-UP COSTS OR LEAD TIMES ASSOCIATED WITH NEW VENTURES OR BUSINESS IN NEW MARKETS; EXECUTION RISKS ASSOCIATED WITH PERFORMANCE-BASED PRICING METRICS IN CERTAIN CLIENT AGREEMENTS; THE COMPANY’S ABILITY TO FIND COST EFFECTIVE LOCATIONS, OBTAIN FAVORABLE LEASE TERMS, AND BUILD OR RETROFIT FACILITIES IN A TIMELY AND ECONOMIC MANNER; RISKS ASSOCIATED WITH BUSINESS INTERRUPTION DUE TO WEATHER OR TERRORIST-RELATED EVENTS; RISKS ASSOCIATED WITH ATTRACTING AND RETAINING COST-EFFECTIVE LABOR AT THE COMPANY’S CUSTOMER MANAGEMENT CENTERS; THE POSSIBILITY OF ADDITIONAL ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES; RISKS ASSOCIATED WITH CHANGES IN FOREIGN CURRENCY EXCHANGE RATES; ECONOMIC OR POLITICAL CHANGES AFFECTING THE COUNTRIES IN WHICH THE COMPANY OPERATES; CHANGES IN ACCOUNTING POLICIES AND PRACTICES PROMULGATED BY STANDARD SETTING BODIES; AND, NEW LEGISLATION OR GOVERNMENT REGULATION THAT IMPACTS THE CUSTOMER CARE INDUSTRY.
PLEASE REFER TO THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 AND QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005, FOR A DETAILED DISCUSSION OF FACTORS DISCUSSED ABOVE AND OTHER IMPORTANT FACTORS THAT MAY IMPACT THE COMPANY’S BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, AND CASH FLOWS. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT ACTUAL RESULTS OR CHANGES IN FACTORS AFFECTING SUCH FORWARD-LOOKING STATEMENTS.
###

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)
Reconciliation of Non-GAAP EPS

Third
Quarter 2005
GAAP Net Income:	$11.6
Less: one-time, tax benefit from reversal of deferred tax valuation allowance	$(9.9)
Plus: one-time, tax expense from repatriation of foreign monies under the American Jobs Creation Act of 2004	$3.9

Non-GAAP Net Income	$5.6
Diluted shares outstanding	72.591
Non-GAAP Earnings per Diluted Share	$0.08
Reconciliation of Net Cash

	Third	Second	Third
	Quarter 2005	Quarter 2005	Quarter 2004
Net Cash:
Cash and cash equivalents	$55.5	$82.9	$57.6
Less: current portion of long-term debt and capital lease obligations	$(0.2)	$(0.2)	$(0.3)
Long-term capital lease obligations	$(1.1)	$(1.1)	$(0.1)
Bank debt	—	$(21.9)	$(7.2)
Grant advances	$(6.9)	$(7.0)	$(7.2)
Other long-term debt	$(1.3)	—	$(0.2)

Net Cash	$46.0	$52.7	$42.6
Reconciliation of EBITDA

	Third	Second	Third
	Quarter 2005	Quarter 2005	Quarter 2004
Net Income	$11.6	$3.7	$10.6
Interest income	$(0.9)	$(0.8)	$(2.3)
Interest expense	$0.7	$0.7	$2.8
Provision for income taxes	$0.4	$0.6	$(1.4)
Depreciation and amortization	$12.7	$13.7	$14.3

EBITDA	$24.6	$18.0	$24.0
Reconciliation of Free Cash Flow

	Third	Second	Third
	Quarter 2005	Quarter 2005	Quarter 2004
Free Cash Flow:
Net cash provided by operating activities	$17.4	$20.2	$43.1
Less: purchases of property and equipment	$(10.0)	$(9.2)	$(5.8)

Free Cash Flow	$7.4	$11.0	$37.3

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	Sept 30,			Sept 30,
	2005	2004		2005		2004

Revenue	$274,259	$258,347		$782,518		$791,876

Operating expenses:
Costs of services	202,492	188,808		580,663	(3)	587,213
Selling, general & administrative	46,642	43,072		136,728	(4)	122,215	(11)
Depreciation and amortization	12,659	14,304		40,650		44,492
Restructuring charges, net	537 (1)	(54	) (8)	1,480	(5)	2,110	(12)
Impairment losses	—	—		2,537	(6)	2,641	(13)

Total operating expenses	262,330	246,130		762,058		758,671

Operating Income	11,929	12,217		20,460		33,205

Other income (expense)	524	(344)		1,530	(7)	(3,946)
Debt restructuring charges	—	(2,756	) (9)	—		(10,402	) (14)

Income Before Income Taxes	12,453	9,117		21,990		18,857

Income tax expense (benefit)	432 (2)	(1,372	) (10)	3,204	(2)	4,825	(10)

Income before Minority Interest	12,021	10,489		18,786		14,032

Minority interest	(401)	68		(713)		316

Net Income	$11,620	$10,557		$18,073		$14,348

Basic Earnings Per Share	$0.16	$0.14		$0.25		$0.19

Diluted Earnings Per Share	$0.16	$0.14		$0.24		$0.19

Operating Income Margin	4.3%	4.7%		2.6%		4.2%
Net Income Margin	4.2%	4.1%		2.3%		1.8%
Effective Tax Rate	3.5%	(15.0)%		14.6%		25.6%

Weighted Average Shares
Basic	71,650	74,612		72,946		74,733
Diluted	72,591	75,944		74,604		75,909
Notes:
1.	Represents a $0.1 million charge related to a reduction in force, a $(0.1) million benefit related to revised estimates of restructuring charges, and a $0.5 million charge related to a facility exit charge in connection with SFAS No. 146.

2.	Includes a $(9.9) million benefit due to the reversal of income tax valuation allowance, and a $3.9 million charge related to a repatriation of foreign earnings under a Qualified Domestic Reinvestment Plan.

3.	Includes a $(2.0) million benefit due to revised estimates of self-insurance accruals.

4.	Includes a $(0.4) million benefit due to revised estimates of self-insurance accruals.

5.	Represents the net $0.5 million charge described in Note 1 above, in addition to a $1.0 million charge related to a reduction in force.

6.	Represents a $1.5 million charge related to the impairment of fixed assets in connection with SFAS No. 144 and a $1.0 million charge related to facility exit charges.

7.	Includes a $(1.0) million benefit due to a litigation settlement.

8.	Represents a $0.5 million charge related to a reduction in force, and a $(0.6) million benefit related to revised estimates of restructuring charges.

9.	Represents a $2.8 million one-time charge related to the termination of an interest rate swap agreement.

10.	Includes a $(4.9) million tax benefit related to implementation of certain tax planning strategies.

11.	Includes a $1.9 million reversal of a portion of the estimated sales or use tax liability related to the Database Marketing and Consulting segment.

12.	Represents the $(0.1) million benefit described in Note 8 above, in addition to a $1.8 million charge related to a reduction in force, a $(0.1) million benefit related to revised estimates of restructuring charges, and a $0.4 million charge related to a facility exit charge in connection with SFAS No. 146.

13.	Represents a $2.6 million charge related to the impairment of fixed assets in connection with SFAS No. 144.

14.	Represents the $2.8 million charge described in Note 9 above, in addition to a $7.6 million one-time charge related to restructuring of the Company’s debt facilities including a make-whole payment.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
SEGMENT DISCLOSURES
(In thousands)
(Unaudited)

	Nine months ended		Three months ended
	Sept 30,		Sept 30,
	2005	2004	2005	2004
Revenue:
North American Customer Care	$474,852	$481,321	$170,930	$157,387
International Customer Care	244,157	236,233	82,596	76,625
Database Marketing & Consulting	63,509	74,322	20,733	24,335

Total	$782,518	$791,876	$274,259	$258,347

Operating Income (Loss) :
North American Customer Care	$40,752	$41,806	$15,654	$13,996
International Customer Care	(12,188)	(14,799)	(1,871)	(2,898)
Database Marketing & Consulting	(8,104)	6,198	(1,854)	1,119

Total	$20,460	$33,205	$11,929	$12,217

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Sept 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55,463	$75,066
Accounts receivable, net	184,097	148,627
Other current assets	63,576	54,342

Total current assets	303,136	278,035

Property and equipment, net	122,497	132,214
Other assets	94,070	86,546

Total assets	$519,703	$496,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$176,842	$136,192
Other noncurrent liabilities	31,430	30,186
Minority interest	5,733	7,872
Total stockholders’ equity	305,698	322,545

Total liabilities and stockholders’ equity	$519,703	$496,795

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended		Three months ended
	Sept 30,		Sept 30,
	2005	2004	2005	2004
Cash flow from operating activities:
Net income	$18,073	$14,348	$11,620	$10,557
Adjustments to reconcile net income to net cash provided by (used in ) operating activities:
Depreciation and amortization	40,650	44,492	12,659	14,304

Other	(5,991)	1,059	(6,860)	18,259

Net cash provided by operating activities	$52,732	$59,899	$17,419	$43,120

Total Capital Expenditures	$23,614	$26,151	$10,043	$5,808

Free Cash Flow	$29,118	$33,748	$7,376	$37,312